Exhibit 23.2
Consent of Independent Auditors’

SeaSpine Holdings Corporation
Carlsbad, California

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statements of our report dated July 28, 2021, relating to the consolidated financial statements of 7D Surgical Inc., which appear in this Form 8-K/A of SeaSpine Holdings Corporation filed on July 28, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO Canada LLP

BDO Canada LLP
Chartered Professional Accountants, Licensed Public Accountants
Oakville, Ontario
August 5, 2021